UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	0-5465	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 31, 2012, Steel Excel Inc. (“Steel Excel”) acquired all of the capital stock of BNS Holding, Inc.’s operating subsidiary, Sun Well Services, Inc. (“Sun Well”), pursuant to a Share Acquisition Agreement, dated as of April 30, 2012, by and among Steel Excel, BNS Holding, Inc. (“BNS”), SWH, Inc. (“SWH”) and SPH Group Holdings LLC (the “Acquisition Agreement”).  The acquisition of Sun Well constituted the acquisition of substantially all of BNS’s operating assets.  In connection with the Acquisition Agreement, BNS received 2,027,500 shares of Steel Excel’s common stock, valued at $60,825,000, or $30 per share, and approximately $7.9 million of cash.

Affiliates of Steel Partners Holdings L.P. (the “Steel Parties”) owned approximately 40% of Steel Excel and approximately 85% of BNS prior to the execution of the Acquisition Agreement.  As a result of the transaction, the Steel Parties beneficially own approximately 51.1% of the outstanding common stock of Steel Excel.  Steel Partners Holdings L.P., a Delaware corporation (the “Company”), is deemed to beneficially own the shares owned directly by the Steel Parties.  Therefore, as a result of the transaction, the Company beneficially owns approximately 51.1% of the outstanding common stock of Steel Excel.

Jack L. Howard, the President and a director of the general partner of the Company, is an affiliate of the Steel Parties, Vice-Chairman of the board of Steel Excel, Chairman of the board of BNS and the Vice President, Treasurer and Secretary and a director of each of SWH and Sun Well.  Warren G. Lichtenstein, Chief Executive Officer and Chairman of the board of the general partner of the Company, is the President of a subsidiary of Steel Excel and a director of Steel Excel.  John J. Quicke, an employee of a subsidiary of the Company, is the Interim President and Chief Executive Officer and a director of Steel Excel.  Mark A. Zorko, an employee of a subsidiary of the Company, is the Chief Financial Officer of Steel Excel.

Steel Excel appointed a special committee (the “Special Committee”) comprised solely of its independent directors to consider and negotiate this transaction on its behalf, as did BNS. No specific formula or principle (as used in Item 2.01(d) of Form 8-K) was used in determining the amount of consideration paid by Steel Excel in the acquisition. The Special Committee, with the assistance of its independent financial advisor, considered a number of factors in negotiating the acquisition price, including, without limitation, the fairness opinion from its financial advisor.

The foregoing summary of the Acquisition Agreement and the transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this Current Report. The Company intends to file these financial statements by an amendment within the timeframe permitted by Item 9.01(a).

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this Current Report. The Company intends to file this pro forma financial information by an amendment within the timeframe permitted by Item 9.01(b).

(d)           Exhibits

Exhibit No.	Exhibits

2.1	Share Acquisition Agreement, dated as of April 30, 2012, by and among Steel Excel Inc., BNS Holding, Inc., SWH, Inc. and SPH Group Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 6, 2012	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ James F. McCabe, Jr.
James F. McCabe, Jr.
Chief Financial Officer

Exhibits

Exhibit No.	Exhibits

2.1	Share Acquisition Agreement, dated as of April 30, 2012, by and among Steel Excel Inc., BNS Holding, Inc., SWH, Inc. and SPH Group Holdings LLC.